Exhibit 99.1

NETSOL Technologies Reports Fiscal First Quarter 2023 Financial Results

●	Net Revenue for the Quarter Was $12.7 Million; On a Constant Currency Basis Net Revenue Increased 15.6% to $15.5 Million

●	Recurring Revenue (SaaS and Support) Was $6 Million; On a Constant Currency Basis Recurring Revenue increased 16.6% to $7.3 Million

●	Robust Sales Pipeline exceeding $200 million

●	New Partnership with Amazon Web Services

●	New Otoz Agreement with a Tier 1 Automotive Company in the U.S to Manage the Back- Office Operations for Vehicle Subscriptions

●	Company Launch of Flex Product Offering Reflects Ongoing Focus on Product Innovation

CALABASAS, Calif., November 10, 2022 – NETSOL Technologies, Inc. (Nasdaq: NTWK), a global business services and enterprise application solutions provider, reported results for the fiscal first quarter ended September 30, 2022.

Fiscal First Quarter 2023 and Recent Operational Highlights

●	Our sales pipeline continues to be strong with the addition of new prospects for NFS Ascent®, digital, and legacy solutions across various regions pushing the total pipeline size to approximately $200 million.

●	We signed a contract with a tier 1 automotive company in the U.S. for our Otoz mobility solution to manage the back-office operations for vehicle subscriptions.

●	We partnered with Amazon Web Services to offer cloud computing services, providing an innovative transformation for our cloud-based solutions. Since this launch, we have already signed our first customer, a software house based in the U.S.

●	We launched a new product offering – Flex, which is a cloud-based ready-to-use calculation engine that guarantees precise calculations at all stages of the contract lifecycle. We successfully signed our first Flex contract with European Merchant Bank.

●	Otoz went live with its 28th dealer and is now with dealers in 13 states. The onboarding of these new dealers will help the business generate approximately $0.750 million to $1 million in annual recurring revenues.

●	We have expanded our footprint within China by opening a new office in Tianjin. This office will support both the ongoing delivery operations as well as the professional services vertical growth within China. Two new statements of work for professional services signed with BAIC and BYD will also be delivered and supported by the Tianjin team.

●	We generated approximately $2.0 million by successfully implementing change requests from various customers across multiple regions.

●	We successfully renegotiated an existing maintenance contract with a leading finance company of a U.S.-based auto manufacturer in China increasing the annual maintenance fees to $500K from $280K.

Fiscal First Quarter 2023 Financial Results

Total net revenues for the first quarter of fiscal 2023 were $12.7 million, compared with $13.4 million in the prior year period. The decrease in total net revenues was primarily driven by the devaluation of the foreign currencies compared to the U.S. Dollar. On a constant currency basis, net revenues were $15.5 million. The increase in revenues on a constant currency basis was driven by an increase in license fees of $314,000, an increase in subscription and support revenues of $1.0 million, and an increase in services revenue of $753,000.

●	Total license fees were $250,000, and on a constant currency basis were $325,000, compared with $10,700 in the prior year period.
●	Total subscription (SaaS and Cloud) and support revenues were $6 Million, and on a constant currency basis were $7.3 million, compared with $6.2 million in the prior year period.
●	Total services revenues were $6.4 million, and on a constant currency basis was $7.9 million, compared with $7.2 million in the prior year period.

Gross profit for the first quarter of fiscal 2023 decreased to $4.3 million (or 33.5% of net revenues), compared to $5.4 million (or 40.6% of net revenues) in the first quarter of fiscal 2022. On a constant currency basis, gross profit for the first quarter of fiscal 2023 decreased to $4.7 million (or 30.3% of net revenues as measured on a constant currency basis). The decrease in gross profit on a constant currency basis was primarily due to increases in cost of revenues of $2.8 million, offset by a $2.1 million increase in revenue on a constant currency basis. The increases in cost of sales on a constant currency basis were primarily due to increases in salaries and consulting costs of $2.1 million, travel costs of $292,000, depreciation of $121,000, and other costs of 351,000.

Operating expenses for the first quarter of fiscal 2023 were $6.1 million (or 48.4% of sales) compared to $6.1 million (or 45.3% of sales) for the first quarter of fiscal 2022. On a constant currency basis, operating expenses for the first quarter of fiscal 2023 increased to $7.4 million (or 47.6% of sales on a constant currency basis). The increase in operating expenses was primarily due to increases in selling and marketing, general and administrative, and research and development costs.

GAAP net loss attributable to NETSOL for the first quarter of fiscal 2023 totaled $(621,000) or $(0.06) per diluted share, compared with GAAP net income of $188,000 or $0.02 per diluted share in the first quarter of fiscal 2022. On a constant currency basis, GAAP net loss attributable to NETSOL for the first quarter of fiscal 2023 totaled $(912,000) or $(0.08) per diluted share. GAAP net loss attributable to NETSOL included a $1.3 million gain on foreign currency exchange transactions and on a constant currency basis a $1.8 million gain, in the first quarter of fiscal 2023, which was an increase from a gain of $1.3 million in the prior year period.

Non-GAAP adjusted EBITDA for the first quarter of fiscal 2023 totaled ($27,000) or $0.00 per diluted share, compared with non-GAAP adjusted EBITDA of $770,000 or $0.07 per diluted share in the first quarter of fiscal 2022 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

At September 30, 2022, cash and cash equivalents were $21.0 million, a decrease from $24.0 million at June 30, 2022. Total NetSol stockholders’ equity at September 30, 2022 was $42.1 million, or $3.73 per share.

Management Commentary

NETSOL Co-Founder, Chairman and Chief Executive Officer Najeeb Ghauri stated, “We drove double digit growth on a constant currency basis and the pipeline and mix of opportunities remains robust in North America and Europe. Our focus in the U.S. market is showing traction as we have been adding new talent from local and global markets to create scale and capabilities to support tier 1 companies. In addition, the rollout of the Otoz Digital Retail Platform in partnership with MINI Anywhere has been a resounding success — 28 dealerships have subscribed and additional states are going online in the near future. We are very excited by the growing response of these dealerships across many States in the U.S.”

Conference Call

NETSOL Technologies management will hold a conference call today (November 10, 2022) at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) to discuss these financial results. A question and answer session will follow management’s presentation.

U.S. dial-in: 877-407-0789

International dial-in: 201-689-8562

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Investor Relations at 818 222 9195.

The conference call will be broadcasted live and available for replay here and via the Investor Relations section of NETSOL’s website.

A replay of the conference call will be available after 12 p.m. Eastern time through November 24, 2022.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 13734311

About NETSOL Technologies

NETSOL Technologies, Inc. (Nasdaq: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and finance industry. The Company’s suite of applications is backed by 40 years of domain expertise and supported by a committed team of more than 1750 professionals placed in eight strategically located support and delivery centers throughout the world. NFS, LeasePak, LeaseSoft or NFS Ascent® – help companies transform their Finance and Leasing operations, providing a fully automated asset-based finance solution covering the complete finance and leasing lifecycle.

About Otoz

Otoz, a division of NETSOL Technologies Inc. (Nasdaq: NTWK), provides business-to-business, white-label technology solutions for new mobility. The Otoz suite of agile and customizable mobility solutions ranges from car sharing and subscription products to AI-enabled chatbots, allowing businesses to engage consumers and facilitate the complete transaction lifecycle intelligently and digitally. Otoz technologies empower automotive companies and start-ups to launch digital retailing and new mobility models quickly and efficiently. The technology Otoz has developed is cloud-native and supported by artificial intelligence (AI), machine learning (ML), internet of things (IoT) and blockchain. Otoz technology drives utilization, while supporting robust and efficient operations.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operating results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance, as well as the delay in recovery or a prolonged economic downturn that effects our Company, our customers and the world economy. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

IMS Investor Relations

netsol@imsinvestorrelations.com

+1 203-972-9200

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of	As of
	September 30, 2022	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$20,922,948	$23,963,797
Accounts receivable, net of allowance of $153,580 and $166,231	7,319,856	8,669,202
Revenues in excess of billings, net of allowance of $77,525 and $136,976	13,347,524	14,571,776
Other current assets, net of allowance of $1,243,633 and $1,243,633	2,480,415	2,223,361
Total current assets	44,070,743	49,428,136
Revenues in excess of billings, net - long term	714,458	853,601
Convertible note receivable - related party, net of allowance of $4,250,000 and $4,250,000	-	-
Property and equipment, net	8,850,651	9,382,624
Right of use of assets - operating leases	1,336,742	969,163
Long term investment	1,059,368	1,059,368
Other assets	529	25,546
Intangible assets, net	1,110,617	1,587,670
Goodwill	9,302,524	9,302,524
Total assets	$66,445,632	$72,608,632

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,029,527	$6,813,541
Current portion of loans and obligations under finance leases	7,426,972	8,567,145
Current portion of operating lease obligations	531,021	548,678
Unearned revenue	3,982,198	4,901,562
Total current liabilities	18,969,718	20,830,926
Loans and obligations under finance leases; less current maturities	292,456	476,223
Operating lease obligations; less current maturities	836,891	447,260
Total liabilities	20,099,065	21,754,409
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 12,209,230 shares issued and 11,270,199 outstanding as of September 30, 2022 and 12,196,570 shares issued and 11,257,539 outstanding as of June 30, 2022	122,093	121,966
Additional paid-in-capital	128,420,519	128,218,247
Treasury stock (at cost, 939,031 shares as of September 30, 2022 and June 30, 2022)	(3,920,856)	(3,920,856)
Accumulated deficit	(40,273,167)	(39,652,438)
Other comprehensive loss	(42,281,135)	(39,363,085)
Total NetSol stockholders’ equity	42,067,454	45,403,834
Non-controlling interest	4,279,113	5,450,389
Total stockholders’ equity	46,346,567	50,854,223
Total liabilities and stockholders’ equity	$66,445,632	$72,608,632

NETSOL Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Three Months
	Ended September 30,
	2022	2021
Net Revenues:
License fees	$249,960	$10,716
Subscription and support	6,016,834	6,230,389
Services	6,439,325	7,179,656
Total net revenues	12,706,119	13,420,761

Cost of revenues:
Salaries and consultants	6,086,735	5,662,410
Travel	392,345	214,132
Depreciation and amortization	654,049	765,735
Other	1,320,993	1,335,461
Total cost of revenues	8,454,122	7,977,738

Gross profit	4,251,997	5,443,023

Operating expenses:
Selling and marketing	1,762,177	1,619,993
Depreciation and amortization	190,954	214,271
General and administrative	3,725,430	3,973,139
Research and development cost	469,627	275,230
Total operating expenses	6,148,188	6,082,633

Loss from operations	(1,896,191)	(639,610)

Other income and (expenses)
Gain (loss) on sale of assets	23,296	(110,600)
Interest expense	(121,610)	(101,013)
Interest income	431,857	443,133
Gain on foreign currency exchange transactions	1,315,705	1,284,148
Share of net loss from equity investment	-	(160,965)
Other income (expense)	2,320	3,029
Total other income (expenses)	1,651,568	1,357,732

Net income (loss) before income taxes	(244,623)	718,122
Income tax provision	(193,348)	(167,627)
Net income (loss)	(437,971)	550,495
Non-controlling interest	(182,758)	(362,526)
Net income (loss) attributable to NetSol	$(620,729)	$187,969

Net income (loss) per share:
Net income (loss) per common share
Basic	$(0.06)	$0.02
Diluted	$(0.06)	$0.02

Weighted average number of shares outstanding
Basic	11,257,539	11,254,205
Diluted	11,257,539	11,254,205

NETSOL Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	For the Three Months
	Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(437,971)	$550,495
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	845,003	980,006
Provision for bad debts	(47,479)	(45,274)
Share of net loss from investment under equity method	-	160,965
(Gain) loss on sale of assets	(23,296)	110,600
Stock based compensation	81,834	3,003
Changes in operating assets and liabilities:
Accounts receivable	815,132	(2,034,434)
Revenues in excess of billing	337,996	(1,952,228)
Other current assets	(340,390)	(35,342)
Accounts payable and accrued expenses	687,453	(43,293)
Unearned revenue	(619,425)	(1,086,151)
Net cash provided by (used in) operating activities	1,298,857	(3,391,653)

Cash flows from investing activities:
Purchases of property and equipment	(1,347,601)	(216,112)
Sales of property and equipment	453,607	19,705
Net cash used in investing activities	(893,994)	(196,407)

Cash flows from financing activities:
Purchase of treasury stock	-	(100,106)
Payments on finance lease obligations and loans - net	(445,737)	(363,464)
Net cash used in financing activities	(445,737)	(463,570)
Effect of exchange rate changes	(2,999,975)	(2,653,648)
Net decrease in cash and cash equivalents	(3,040,849)	(6,705,278)
Cash and cash equivalents at beginning of the period	23,963,797	33,705,154
Cash and cash equivalents at end of period	$20,922,948	$26,999,876

NETSOL Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	For the Three Months Ended	For the Three Months Ended
	September 30, 2022	September 30, 2021

Net Income (loss) attributable to NetSol	$(620,729)	$187,969
Non-controlling interest	182,758	362,526
Income taxes	193,348	167,627
Depreciation and amortization	845,003	980,006
Interest expense	121,610	101,013
Interest (income)	(431,857)	(443,133)
EBITDA	$290,133	$1,356,008
Add back:
Non-cash stock-based compensation	81,834	3,003
Adjusted EBITDA, gross	$371,967	$1,359,011
Less non-controlling interest (a)	(399,535)	(588,879)
Adjusted EBITDA, net	$(27,568)	$770,132

Weighted Average number of shares outstanding
Basic	11,257,539	11,254,205
Diluted	11,257,539	11,254,205

Basic adjusted EBITDA	$(0.00)	$0.07
Diluted adjusted EBITDA	$(0.00)	$0.07

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income (loss) attributable to non-controlling interest	$182,758	$362,526
Income Taxes	59,910	52,666
Depreciation and amortization	238,333	287,631
Interest expense	37,396	29,400
Interest (income)	(132,489)	(143,344)
EBITDA	$385,908	$588,879
Add back:
Non-cash stock-based compensation	13,627	-
Adjusted EBITDA of non-controlling interest	$399,535	$588,879